EXHIBIT 99.1
FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Reports First Quarter 2026 Financial Results
EMERYVILLE, Calif., Apr. 30, 2026 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $99.3 million, or $1.28 per diluted share, for the first quarter ended March 31, 2026, compared to $94.2 million, or $1.20 per diluted share, for the fourth quarter ended December 31, 2025 and $102.6 million, or $1.28 per diluted share, for the first quarter ended March 31, 2025. Adjusted net income for the quarter was $99.4 million, or $1.28 per diluted share, compared to $93.8 million, or $1.20 per diluted share, for the fourth quarter ended December 31, 2025 and $102.5 million, or $1.28 per diluted share, for the first quarter ended March 31, 2025.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “In the first quarter, we again delivered strong operating performance, consistent growth in our high-quality insured portfolio, and standout financial results. We have a strong customer franchise, a talented team driving us forward every day, an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, and a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we’re well positioned to continue delivering differentiated growth, returns and value for our shareholders.”
Selected first quarter 2026 highlights include:
•Primary insurance-in-force at quarter end was $222.3 billion, compared to $221.4 billion at the end of the fourth quarter and $211.3 billion at the end of the first quarter of 2025.
•Net premiums earned were $154.8 million, compared to $152.5 million in the fourth quarter and $149.4 million in the first quarter of 2025.
•Total revenue was $183.5 million, compared to $180.7 million in the fourth quarter and $173.2 million in the first quarter of 2025.
•Insurance claims and claim expenses were $20.7 million, compared to $21.2 million in the fourth quarter and $4.5 million in the first quarter of 2025. Loss ratio was 13.3%, compared to 13.9% in the fourth quarter and 3.0% in the first quarter of 2025.
•Underwriting and operating expenses were $30.6 million, compared to $31.1 million in the fourth quarter and $30.2 million in the first quarter of 2025. Expense ratio was 19.8%, compared to 20.4% in the fourth quarter and 20.2% in the first quarter of 2025.
•Net income was $99.3 million, compared to $94.2 million in the fourth quarter and $102.6 million in the first quarter of 2025. Diluted EPS was $1.28, compared to $1.20 in the fourth quarter and $1.28 in the first quarter of 2025.
•Adjusted net income was $99.4 million, compared to $93.8 million in the fourth quarter and $102.5 million in the first quarter of 2025. Adjusted diluted EPS was $1.28, compared to $1.20 in the fourth quarter and $1.28 in the first quarter of 2025.
•Shareholders' equity was $2.6 billion at quarter end and book value per share was $34.57. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $35.46, up 3% compared to $34.58 in the fourth quarter and 15% compared to $30.85 in the first quarter of 2025.
•Annualized return on equity for the quarter was 15.2%, compared to 14.8% in the fourth quarter and 18.1% in the first quarter of 2025. Annualized adjusted return on equity was 15.2%, compared to 14.7% in the fourth quarter and 18.1% in the first quarter of 2025.
•At quarter-end, total PMIERs available assets were $3.6 billion and net risk-based required assets were $2.2 billion.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	3/31/2026	12/31/2025	3/31/2025	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$222.3	$221.4	$211.3	—%	5%
New Insurance Written - NIW	12.3	14.2	9.2	(14)%	33%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$154.8	$152.5	$149.4	2%	4%
Net Investment Income	28.6	27.5	23.7	4%	21%
Insurance Claims and Claim Expenses	20.7	21.2	4.5	(2)%	361%
Underwriting and Operating Expenses	30.6	31.1	30.2	(1)%	1%
Adjusted Net Income	99.4	93.8	102.5	6%	(3)%
Adjusted Diluted EPS	$1.28	$1.20	$1.28	7%	—%
Book Value per Share (excluding net unrealized gains and losses) (2)	$35.46	$34.58	$30.85	3%	15%
Loss Ratio	13.3%	13.9%	3.0%
Expense Ratio	19.8%	20.4%	20.2%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, April 30, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, international trade policies in areas such as tariffs or other trade restrictions, and their impacts on our business, operations and personnel; changes in the charters, business practices, policies, pricing or priorities of Fannie Mae and

EXHIBIT 99.1
Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first-time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhance the comparability of our fundamental financial performance between periods, and provide relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provide clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and are not reflective of ongoing operations.

Investor Contact
John M. Swenson
Vice President, Investor Relations & Treasury
John.Swenson@nationalmi.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended March 31,
	2026	2025
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$154,806	$149,366
Net investment income	28,604	23,686
Net realized investment (losses) gains	(147)	24
Other revenues	212	170
Total revenues	183,475	173,246
Expenses
Insurance claims and claim expenses	20,661	4,478
Underwriting and operating expenses	30,623	30,175
Service expenses	139	116
Interest expense	7,109	7,106
Total expenses	58,532	41,875

Income before income taxes	124,943	131,371
Income tax expense	25,613	28,812
Net income	$99,330	$102,559

Earnings per share
Basic	$1.30	$1.31
Diluted	$1.28	$1.28

Weighted average common shares outstanding
Basic	76,175	78,407
Diluted	77,435	79,858

Loss ratio (1)	13.3%	3.0%
Expense ratio (2)	19.8%	20.2%
Combined ratio	33.1%	23.2%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	March 31, 2026	December 31, 2025
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $3,255,203 and $3,190,174)	$3,174,107	$3,137,023
Cash and cash equivalents	70,679	43,937
Premiums receivable, net	86,861	86,259
Accrued investment income	29,726	27,253
Deferred policy acquisition costs, net	64,330	64,372
Software and equipment, net	20,887	21,727
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	39,703	38,577
Prepaid federal income taxes	400,258	400,258
Other assets	19,453	18,058
Total assets	$3,909,638	$3,841,098

Liabilities
Debt	$417,522	$417,031
Unearned premiums	43,680	46,660
Accounts payable and accrued expenses	104,835	101,595
Reserve for insurance claims and claim expenses	211,204	196,429
Deferred tax liability, net	491,879	478,890
Other liabilities	8,086	8,507
Total liabilities	1,277,206	1,249,112

Shareholders' equity
Common stock: 76,149,574 and 76,285,242 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	890	884
Additional paid-in capital	1,007,682	1,016,772
Treasury stock, at cost: 12,801,970 and 12,086,223 common shares as of March 31, 2026 and December 31, 2025, respectively	(379,495)	(351,772)
Accumulated other comprehensive loss, net of tax	(68,160)	(46,083)
Retained earnings	2,071,515	1,972,185
Total shareholders' equity	2,632,432	2,591,986
Total liabilities and shareholders' equity	$3,909,638	$3,841,098

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended
	3/31/2026	12/31/2025	3/31/2025
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$154,806	$152,457	$149,366
Net investment income	28,604	27,529	23,686
Net realized investment (losses) gains	(147)	487	24
Other revenues	212	263	170
Total revenues	183,475	180,736	173,246
Expenses
Insurance claims and claim expenses	20,661	21,172	4,478
Underwriting and operating expenses	30,623	31,069	30,175
Service expenses	139	213	116
Interest expense	7,109	7,133	7,106
Total expenses	58,532	59,587	41,875

Income before income taxes	124,943	121,149	131,371
Income tax expense	25,613	26,932	28,812
Net income	$99,330	$94,217	$102,559

Adjustments:
Net realized investment losses (gains)	147	(487)	(24)
Adjusted income before taxes	125,090	120,662	131,347

Income tax expense (benefit) on adjustments (1)	31	(102)	(5)
Adjusted net income	$99,446	$93,832	$102,540

Weighted average diluted shares outstanding	77,435	78,208	79,858

Diluted EPS	$1.28	$1.20	$1.28
Adjusted diluted EPS	$1.28	$1.20	$1.28

Return on equity	15.2%	14.8%	18.1%
Adjusted return on equity	15.2%	14.7%	18.1%

Expense ratio (2)	19.8%	20.4%	20.2%
Adjusted expense ratio (3)	19.8%	20.4%	20.2%

Combined ratio (4)	33.1%	34.3%	23.2%
Adjusted combined ratio (5)	33.1%	34.3%	23.2%

Book value per share (6)	$34.57	$33.98	$29.65
Book value per share (excluding net unrealized gains and losses) (7)	$35.46	$34.58	$30.85

(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders' equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$154,806	$152,457	$151,323	$149,066	$149,366
Net investment income	28,604	27,529	26,773	24,949	23,686
Net realized investment (losses) gains	(147)	487	321	(400)	24
Other revenues	212	263	262	164	170
Total revenues	183,475	180,736	178,679	173,779	173,246
Expenses
Insurance claims and claim expenses	20,661	21,172	18,554	13,445	4,478
Underwriting and operating expenses	30,623	31,069	29,156	29,508	30,175
Service expenses	139	213	162	110	116
Interest expense	7,109	7,133	7,124	7,115	7,106
Total expenses	58,532	59,587	54,996	50,178	41,875

Income before income taxes	124,943	121,149	123,683	123,601	131,371
Income tax expense	25,613	26,932	27,684	27,450	28,812
Net income	$99,330	$94,217	$95,999	$96,151	$102,559

Earnings per share
Basic	$1.30	$1.23	$1.24	$1.23	$1.31
Diluted	$1.28	$1.20	$1.22	$1.21	$1.28

Weighted average common shares outstanding
Basic	76,175	76,700	77,410	77,987	78,407
Diluted	77,435	78,208	78,830	79,256	79,858

Other data
Loss ratio (1)	13.3%	13.9%	12.3%	9.0%	3.0%
Expense ratio (2)	19.8%	20.4%	19.3%	19.8%	20.2%
Combined ratio (3)	33.1%	34.3%	31.5%	28.8%	23.2%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$12,259	$14,203	$13,012	$12,464	$9,221
New risk written	3,124	3,631	3,399	3,260	2,428
Insurance-in-force (IIF) (1)	222,318	221,448	218,376	214,653	211,308
Risk-in-force (RIF) (1)	59,517	59,313	58,538	57,496	56,515
Policies in force (count) (1)	684,977	684,058	677,010	668,638	661,490
Average loan size ($ value in thousands) (1)	$325	$324	$323	$321	$319
Coverage percentage (2)	26.8%	26.8%	26.8%	26.8%	26.7%
Loans in default (count) (1)	8,044	7,661	7,093	6,709	6,859
Default rate (1)	1.17%	1.12%	1.05%	1.00%	1.04%
Risk-in-force on defaulted loans (1)	$701	$656	$600	$569	$567
Average net premium yield (3)	0.28%	0.28%	0.28%	0.28%	0.28%
Earnings from cancellations	$0.6	$0.8	$0.7	$0.7	$0.6
Annual persistency (4)	82.2%	83.4%	83.9%	84.1%	84.3%
Quarterly run-off (5)	5.1%	5.1%	4.3%	4.3%	3.9%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.

NIW, IIF and Premiums
    The tables below present NIW and primary IIF, as of the dates and for the periods indicated.

NIW	For the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In Millions)
Monthly	$11,935	$13,841	$12,727	$12,214	$9,049
Single	324	362	285	250	172
Total	$12,259	$14,203	$13,012	$12,464	$9,221

Primary IIF	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In Millions)
Monthly	$206,025	$204,925	$201,671	$197,608	$193,856
Single	16,293	16,523	16,705	17,045	17,452
Total	$222,318	$221,448	$218,376	$214,653	$211,308

EXHIBIT 99.1
    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, 2024 QSR Transaction, 2025 QSR Transaction, and 2026 QSR Transaction and collectively, the QSR Transactions), traditional reinsurance transactions (the 2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, 2024 XOL Transaction, 2025 XOL Transaction, and 2026-1 XOL Transaction and collectively, the XOL Transactions), and insurance-linked note transactions (the 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In Thousands)
The QSR Transactions (1)
Ceded risk-in-force	$12,189,562	$12,805,761	$12,699,082	$12,764,708	$12,888,870
Ceded premiums earned	(37,930)	(40,131)	(39,847)	(40,227)	(41,011)
Ceded claims and claim expenses	4,890	4,682	4,123	3,253	523
Ceding commission earned	10,205	10,182	10,246	9,669	9,768
Profit commission	17,131	18,310	19,083	19,958	23,398
The XOL Transactions
Ceded Premiums	$(10,998)	$(11,037)	$(10,656)	$(10,350)	$(10,168)
The ILN Transactions
Ceded premiums	$(2,383)	$(3,007)	$(3,036)	$(3,244)	$(3,311)
(1)    Effective July 1, 2025, NMIC terminated its coverage with all reinsurers under the 2016 QSR Transaction by mutual agreement on a cut-off basis.

The tables below present our total NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

NIW by FICO	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
>= 760	$7,237	$7,907	$4,971
740-759	2,161	2,620	1,753
720-739	1,452	1,654	1,177
700-719	719	1,010	665
680-699	379	569	413
<=679	311	443	242
Total	$12,259	$14,203	$9,221
Weighted average FICO	762	759	758

EXHIBIT 99.1

NIW by LTV	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
95.01% and above	$1,506	$1,606	$1,147
90.01% to 95.00%	4,982	5,970	4,274
85.01% to 90.00%	3,840	4,627	2,751
85.00% and below	1,931	2,000	1,049
Total	$12,259	$14,203	$9,221
Weighted average LTV	91.4%	91.6%	92.2%

NIW by purchase/refinance mix	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
Purchase	$9,367	$11,840	$8,822
Refinance	2,892	2,363	399
Total	$12,259	$14,203	$9,221

The table below presents a summary of our primary IIF and RIF by book year as of March 31, 2026.

Primary IIF and RIF	As of March 31, 2026
	IIF	RIF
Book Year	(In Millions)
2026	$12,189	$3,106
2025	43,833	11,412
2024	35,260	9,394
2023	27,059	7,168
2022	40,061	10,834
2021 and before	63,916	17,603
Total	$222,318	$59,517

EXHIBIT 99.1
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
>= 760	$112,057	$111,255	$106,004
740-759	40,270	40,008	37,716
720-739	30,551	30,503	29,430
700-719	20,349	20,491	19,737
680-699	13,271	13,448	13,324
<=679	5,820	5,743	5,097
Total	$222,318	$221,448	$211,308

Primary RIF by FICO	As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
>= 760	$29,675	$29,500	$28,117
740-759	10,854	10,787	10,132
720-739	8,293	8,275	7,966
700-719	5,590	5,619	5,384
680-699	3,628	3,672	3,610
<=679	1,477	1,460	1,306
Total	$59,517	$59,313	$56,515

Primary IIF by LTV	As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
95.01% and above	$27,419	$26,739	$24,167
90.01% to 95.00%	109,554	109,228	104,312
85.01% to 90.00%	65,693	66,285	64,298
85.00% and below	19,652	19,196	18,531
Total	$222,318	$221,448	$211,308

Primary RIF by LTV	As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
95.01% and above	$8,631	$8,404	$7,546
90.01% to 95.00%	32,314	32,223	30,804
85.01% to 90.00%	16,250	16,412	15,957
85.00% and below	2,322	2,274	2,208
Total	$59,517	$59,313	$56,515

EXHIBIT 99.1

Primary RIF by Loan Type	As of
	March 31, 2026	December 31, 2025	March 31, 2025
Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF for the dates and periods indicated.

Primary IIF	As of and for the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Millions)
IIF, beginning of period	$221,448	$218,376	$210,183
NIW	12,259	14,203	9,221
Cancellations, principal repayments and other reductions	(11,389)	(11,131)	(8,096)
IIF, end of period	$222,318	$221,448	$211,308

Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2026	December 31, 2025	March 31, 2025
California	10.1%	10.1%	10.1%
Texas	8.3	8.3	8.5
Florida	7.2	7.2	7.3
Georgia	4.0	4.0	4.1
Illinois	4.0	4.0	3.8
Virginia	3.7	3.7	3.7
Washington	3.6	3.6	3.9
Pennsylvania	3.6	3.5	3.4
Ohio	3.5	3.5	3.3
New York	3.3	3.3	3.2
Total	51.3%	51.2%	51.3%

EXHIBIT 99.1
    The table below presents selected primary portfolio statistics, by book year, as of March 31, 2026.

	As of March 31, 2026
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values In Millions)
2017 and prior	$58,804	$3,112	5%	237,512	17,167	360	617	2.1%	0.4%	2.1%
2018	27,295	1,823	7%	104,043	10,044	374	214	2.5%	0.6%	3.7%
2019	45,141	4,717	10%	148,423	21,671	402	126	2.2%	0.4%	1.9%
2020	62,702	15,320	24%	186,174	56,248	559	81	1.4%	0.3%	1.0%
2021	85,574	38,944	46%	257,972	134,406	1,632	191	3.3%	0.7%	1.2%
2022	58,734	40,061	68%	163,281	120,023	2,292	316	17.0%	1.6%	1.9%
2023	40,473	27,059	67%	111,994	80,907	1,183	110	16.3%	1.2%	1.5%
2024	46,044	35,260	77%	120,747	98,403	962	23	15.4%	0.8%	1.0%
2025	48,900	43,833	90%	125,570	115,779	280	—	8.3%	0.2%	0.2%
2026	12,259	12,189	99%	30,457	30,329	—	—	—%	—%	—%
Total	$485,926	$222,318		1,486,173	684,977	8,044	1,678
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for insurance claims and claim expenses:

	For the three months ended March 31,
	2026	2025
	(In Thousands)
Beginning balance	$196,429	$152,071
Less reinsurance recoverables (1)	(38,577)	(32,260)
Beginning balance, net of reinsurance recoverables	157,852	119,811

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	47,150	34,559
Prior years (3)	(26,489)	(30,081)
Total claims and claim expenses incurred	20,661	4,478

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—
Prior years (3)	8,682	4,076
Reinsurance terminations (4)	(1,670)	(255)
Total claims and claim expenses paid	7,012	3,821

Reserve at end of period, net of reinsurance recoverables	171,501	120,468
Add reinsurance recoverables (1)	39,703	31,379
Ending balance	$211,204	$151,847
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $34.8 million attributed to net case reserves and $11.7 million attributed to net IBNR reserves for the three months ended March 31, 2026 and $25.9 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the three months ended March 31, 2025.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $15.2 million attributed to net case reserves and $10.8 million attributed to net IBNR reserves for the three months ended March 31, 2026 and $21.8 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the three months ended March 31, 2025.
(4)    Represents the settlement of reinsurance recoverables in conjunction with the termination or amendment of certain QSR transactions.

The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended March 31,
	2026	2025
Beginning default inventory	7,661	6,642
Plus: new defaults	2,717	2,421
Less: cures	(2,160)	(2,094)
Less: claims paid	(170)	(95)
Less: rescission and claims denied	(4)	(15)
Ending default inventory	8,044	6,859

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended March 31,
	2026	2025
	($ Values In Thousands)
Number of claims paid (1)	170	95
Total amount paid for claims	$10,776	$5,225
Average amount paid per claim	$63	$55
Severity (2)	88%	69%
(1)    Count includes 12 and 20 claims settled without payment during the three months ended March 31, 2026 and 2025, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

	As of March 31,
Average reserve per default:	2026	2025
	(In Thousands)
Case (1)	$24.1	$20.3
IBNR (1)(2)	2.2	1.8
Total	$26.3	$22.1
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	March 31, 2026	December 31, 2025	March 31, 2025
	(In Thousands)
Available assets	$3,630,735	$3,496,971	$3,230,653
Net risk-based required assets	2,165,418	2,058,467	1,867,414